Exhibit 99.2

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT is made and entered into as of March 15, 2018 (this “Agreement”) by and between Mok Tsan San (“Pledgor”) and SQ Investment Fund II, LLC (“Lender”).

R E C I T A L S

A. Pledgor owns certain of the issued and outstanding shares of Ener-Core, Inc., a Delaware corporation (the “Company”).

B. Pursuant to a Secured Promissory Note of even date herewith in the principal amount of $2,000,000 executed by Pledgor in favor of Lender (the “Note”). The Note and this Agreement are collectively referred to herein as the “Loan Documents”.

D. It is a condition precedent to Lender making a Loan to Pledgor that Pledgor shall have granted the security and undertaken the obligations contemplated by this Agreement.

AGREEMENT

Now, Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Pledgor, Pledgor hereby agrees with Lender as follows:

1. Pledge. Pledgor hereby grants, pledges and gives to Lender, its permitted successors and permitted assigns, a continuing lien and security interest in all of its right, title and interest, now or hereafter existing, in, to and under: (a) the issued and outstanding shares of the common stock more particularly described in Schedule A attached hereto and incorporated herein by reference (the “Pledged Shares”); (b) any and all additional shares of capital stock or other securities or other property (excluding cash dividends, if any, regardless of whether declared) which may be issued or otherwise acquired or received by Pledgor in respect of, in exchange for, or in substitution for the Pledged Shares, as well as any and all other property which may be delivered to and held in pledge by Lender pursuant to the terms hereof; and (c) any and all proceeds from the sale, exchange or disposition of the securities and property described in clauses (a) and (b) above. The property referred to in clauses (a) through (c) above is sometimes collectively referred to herein as, the “Collateral.”

2. Obligations. This Agreement secures, and Pledged Shares are collateral security for: (i) the due and punctual performance of all covenants and obligations of Pledgor under each of the Loan Documents; and (ii) the payment of the costs and expenses that may be incurred by Lender in connection with the administration and enforcement of this Agreement and the realization on the security provided for by this Agreement or in connection with any proceeding to which this Agreement may give rise (including, without limitation, the reasonable fees and disbursements or legal counsel for Lender), (all such obligations set forth in clauses (i) and (ii) above being hereinafter collectively called, the “Obligations”), by means of the pledge of the Pledged Shares.

3. Representations and Warranties. Pledgor expressly represents and warrants to Lender as follows:

3.1 Authority. Pledgor has full power and authority to execute, deliver and perform this Agreement and to grant to Lender the security interest in the Collateral created hereby, and all consents relating thereto have been obtained.

3.2 Status of Pledged Shares. The Pledged Shares are fully paid and nonassessable, duly and validly authorized and issued and, upon execution and delivery of this Agreement, will be duly and validly pledged to Lender in accordance with all provisions of applicable law.

3.3 Title. Pledgor has and will continue to have good and marketable title to, and is the legal and beneficial owner of, the Pledged Shares pursuant to the terms of this Agreement free and clear of all mortgages, pledges, liens, charges, security interests and encumbrances, other than as created by this Agreement.

3.4 Validity; Priority. Upon the execution and delivery of this Agreement, Lender shall have a valid and enforceable first lien and security interest in and to the Collateral. Such lien and security interest shall be superior to the rights of all other persons in the Collateral.

3.5 Conflicts. The execution, delivery and performance of this Agreement and the granting of a valid and enforceable lien and security interest in the Collateral will not violate: (a) any provision of law or any order, rule or regulation of any court or other governmental agency or authority or regulatory body to which Pledgor is subject; (b) any provision of any indenture, agreement, mortgage, contract or other instrument to which Pledgor is a party or by which any of his properties, assets or revenues are bound; or (c) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under, any such indenture, agreement, mortgage, contract or other instrument.

3.6 Enforceability. This Agreement constitutes the legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms.

3.7 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Pledgor, threatened against or affecting Pledgor at law or in equity, before any Federal or state court or arbitration board or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that involve any transactions contemplated hereby or the possibility of any judgment or liability that might have a material and adverse effect on the value of the Collateral.

4. Covenants. Pledgor hereby covenants and agrees with Lender as follows:

4.1 Deposit of Additional Securities. Pledgor will cause any additional securities or other properties (excluding cash dividends, if any, regardless of whether declared) with respect to the Pledged Shares, issued to or received by Pledgor with respect to any of the Collateral, whether for value paid by Pledgor or otherwise, to be forthwith deposited with and pledged to Lender hereunder, such additional securities or properties to be accompanied by proper instruments of assignment duly executed in blank by Pledgor or as Lender may, in its sole and absolute discretion, request.

4.2 Defense of Title. Pledgor agrees, at its sole cost and expense, to defend Lender’s right, title, lien and security interest in and to the Collateral against the claims, rights, equities, liens and demands of all persons. So long as this Agreement remains in effect, Pledgor shall not sell, assign, transfer or pledge the Pledged Shares or any other Collateral, or any interest therein.

4.3 Other Liens. Except for the lien and security interest granted by this Agreement, the Collateral is now, and at all times will be, maintained by Pledgor free and clear of all liens, security interests, charges, pledges or encumbrances.

4.4 Taxes; Assessments. Pledgor has made, and will continue to make, payment or deposit, or otherwise has provided and will provide for the payment, when due, of all taxes, assessments or contributions or other public or private charges which have been or may be levied or assessed against Pledgor with respect to any of the Collateral, and will deliver to Lender, on demand, certificates or other evidence satisfactory to Lender attesting thereto.

4.5 Further Assurances. Pledgor will, at its sole cost and expense, perform all acts and execute all documents reasonably requested of Pledgor by Lender from time to time to evidence, perfect, maintain or enforce Lender’s lien and security interest in the Collateral granted hereby, or otherwise in furtherance of the provisions of this Agreement, and the transactions contemplated hereby, including, without limitation, any act which may be required to effect a sale or other disposition of the Collateral.

4.6 Expenses. Pledgor shall reimburse Lender for any and all reasonable sums, costs and expenses which Lender has paid, or may pay or incur, pursuant to the provisions of this Agreement or in defending, protecting or enforcing this Agreement, including, but not limited to, court costs, collection charges, reasonable fees and disbursements of Lender’s legal counsel, and all costs incurred with respect to any sale, transfer or other disposition of the Collateral, all of which shall be included in and be a part of the Obligations, and shall be payable on demand.

4.7 Financing Statement (UCC-1). Pledgor hereby authorizes Lender to file a financing statement on Form UCC-1 with respect to the Collateral with the Delaware Secretary of State, and such other instruments as Lender or its legal counsel may reasonably require in order to effect and perfect the pledge to Lender as contemplated hereunder.

4.8 Delivery of Certificates. Pledgor shall deliver the original certificate representing the Pledged Shares to Lender.

5. Defaults. The occurrence of any of the following shall constitute an event of default (a “Default”) under this Agreement:

5.1 Pledge Agreement. Pledgor’s failure to perform, or the violation of, any provision, agreement, condition, term or covenant of this Agreement not cured within thirty (30) days following written notice thereof; and

5.2 Note. The failure by Pledgor to perform any agreement, covenant or obligation under the Note not cured within the time periods, if any, permitted therein.

6. Voting Rights, Dividends, Etc. Subject to Section 7 hereof, and prior to the occurrence of a Default, Pledgor shall be entitled to: (a) vote the Pledged Shares; (b) give consents, waivers and ratifications with respect thereto; and (c) otherwise act with respect to the Pledged Shares as though Pledgor were the outright owner thereof. Upon the occurrence of a Default, all rights of Pledgor under this Section 6 shall immediately cease and all such rights shall immediately become vested in Lender.

7. Remedies Upon Default. After a Default shall have occurred, Lender may, without notice to or demand upon Pledgor, take the actions set forth below.

7.1 Remedies Provided by Applicable law. Lender may, exercise any remedies available to a secured party under applicable law.

7.2 Foreclosure Sale. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale, without further notice, may be made at the time and place to which the same was so adjourned.

(a) At any sale made pursuant to this Agreement, Lender may bid for or purchase, free from any rights of redemption, stay or appraisal on the part of Pledgor (all said rights being hereby unconditionally and irrevocably waived and released by Pledgor to the extent permitted by law), any part or all of the Collateral offered for sale and may make payment on account thereof by using any of the Obligations as a credit against the purchase price, and Lender may, upon compliance with the terms of the sale, hold, retain and dispose of such property without further accountability to Pledgor.

(b) As an alternative to exercising the power of sale herein conferred upon it, Lender may proceed by a suit or suits at law or in equity to foreclose against any of the Collateral pledged pursuant to this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction. In the event of any sale or alternative thereto hereunder, Lender shall, after deducting all costs and expenses of every kind for care, safekeeping, collection, sale, deliver, legal proceedings (including, without limitation, the fees and disbursements of legal counsel) or otherwise apply the residue of the proceeds of the sale, together with any other moneys at the time held by it hereunder, as set forth in Section 12 hereof.

8. Securities Laws. In the event that a question arises under the Securities Act of 1933, as now or hereafter in effect, or any similar Federal statute hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect hereinafter called the “Federal Securities Laws”), with respect to any disposition of the Pledged Shares, Pledgor understands that compliance with the Federal Securities Laws may severely restrict and limit Lender’s conduct in attempting to dispose of all or any part of the Pledged Shares and may also limit the extent to which and the manner in which any subsequent transferee of any of the Pledged Shares may dispose of the same.

9. Lender Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Lender as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Lender may, in its sole and absolute discretion, deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, but such attorney-in-fact shall not be effective until a Default shall have occurred. Without limiting the generality of the foregoing, Lender shall have the right and power, if a Default shall have occurred to: (a) ask for, demand, collect, sue for, receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Shares or any part thereof and to give full discharge for the same; (b) give any necessary receipts for amounts collected or received by Lender pursuant to this Agreement and make all necessary transfers of all or any part of the Collateral in connection with any sale or other disposition thereof made pursuant to this Agreement, and for that purpose to execute all necessary instruments of assignment and transfer; (c) commence and prosecute any and all suits, actions or proceedings in law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof; and (d) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any or all of the Collateral.

10. Waiver of Rights by Pledgor; Delay by Lender Not a Waiver.

10.1 Waiver. To the full extent that it may lawfully so agree, Pledgor will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law, as now or hereafter in force or effect, in order to prevent or delay the enforcement of this Agreement or the sale of all or any portion of the Collateral, or the possession thereof by any purchaser at any sale; and Pledgor, for itself, and all parties claiming by, through and under it, to the extent permitted by law, hereby unconditionally and irrevocably waives the benefit of all such laws. Pledgor, for itself and all parties claiming, by, through or under it, to the extent permitted by law, also unconditionally and irrevocably waives all right to have all or any portion of the Collateral marshalled upon any foreclosure thereof and agrees that any court having jurisdiction over this Agreement may order the sale of all or any portion of the Collateral. Any sale of all or any part of the Collateral in accordance with this Agreement shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Pledgor in and to the Collateral so sold, optioned or realized upon, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under Pledgor. Pledgor hereby unconditionally and irrevocably waives presentment, notice of dishonor and protest of any instruments included in or evidencing any of the Obligations or the Collateral.

10.2 Delay Not a Waiver. To the extent permitted by law, no delay on Lender’s part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the right of Lender to take any action or to exercise any power of sale, lien, option or any other right under this Agreement, or otherwise, nor shall any single or partial exercise of any such power of sale, lien, option or other right preclude any other or further exercise thereof, or the exercise of any power, lien, option or other right under this Agreement or otherwise, all without notice or demand (except such notice as is otherwise required by this Agreement), nor shall any of the same prejudice the rights of Lender as against Pledgor in any respect. Any waiver must be in writing and be signed by the party or parties against whom the waiver is sought.

11. Remedies Unlimited. Lender shall have the right to sell all or any part of the Collateral at such time and in such order as it may elect, in its sole and absolute discretion, or to enforce any one or more remedies, individually or cumulatively, relative hereto either successively or concurrently, and Pledgor hereby agrees that the liens, options and other rights hereby given to Lender shall remain unimpaired and unprejudiced and that the enforcement of any remedy shall not operate to bar or estop Lender from exercising any other right or remedy. Each and every remedy of Lender shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

12. Application of Proceeds of Sale and Other Property. The proceeds of any sale of Collateral sold pursuant to this Agreement shall be applied by Lender as follows:

FIRST: to the payment of all costs and expenses incurred by Lender in connection with such sale, including, but not limited to, the reasonable fees and expenses of legal counsel for Lender incurred in connection therewith, and to the payment of all advances made by Lender hereunder for the account of Pledgor and the payment of all costs and expenses paid or incurred by Lender upon the exercise of any right or remedy hereunder, under the Note or this Agreement; and

SECOND: to the payment in full or reduction of the Obligations (to the extent not previously paid).

Amounts remaining after payment in full of the Obligations shall be remitted to Pledgor. If Lender sells any of the Pledged Shares or other Collateral hereunder and the proceeds thereof exceed the amount necessary to reimburse Lender for all damages and other amounts to which it is then entitled, Lender shall remit such amounts to Pledgor.

13. Indemnification. Pledgor agrees to indemnify, defend and hold harmless Lender (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatever nature with respect to this Agreement the Note, the Obligations or the Collateral, and to reimburse Lender for all out-of-pocket costs and expenses, including, without limitation, legal fees and disbursements with respect thereto.

14. Pledgor Not Discharged. The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and, to the extent permitted by law, shall not be released, discharged or in any way affected by: (a) any amendment, modification or waiver of any provision of the Loan Documents, any other instrument evidencing any part of the Obligations; (b) any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement or any other instrument evidencing any part of the Obligations or with respect to applicable law; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding of, or affecting, Pledgor; or (d) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Pledgor or would otherwise operate as a discharge of Pledgor as a matter of law.

15. Termination. The lien and security interests created by this Agreement shall terminate on the date when both: (a) the Note and the obligations under this Agreement have been paid and/or performed in full; and (b) all Obligations secured hereby shall have been fully paid, together with any interest thereon, at which time Lender shall reassign and redeliver (or cause to be so reassigned and redelivered), without recourse upon or warranty by Lender, and at the sole expense of Pledgor, to Pledgor, against receipt therefor, such of the Collateral, if any, as shall not have been sold or otherwise applied by Lender pursuant to the terms hereof and not theretofore reassigned and redelivered to Pledgor, together with appropriate instruments of reassignment and release. Any indemnities of Lender by Pledgor contained herein shall survive the termination of this Agreement.

16. Miscellaneous.

16.1 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to the minimum extent necessary to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in one jurisdiction shall not invalidate such provision in any other jurisdiction. If such prohibition or unenforceability has an economic effect adverse to Lender, then the parties shall negotiate in good faith an equivalent economic benefit to Lender.

16.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed therein, without reference to the choice of law provisions thereof.

16.3 Venue. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any federal or state court located in Los Angeles, California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in such courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

16.4 Successors and Assigns. This Agreement shall be binding upon and inure the benefit of the parties hereto and their respective successors and assigns; provided, however, that Pledgor shall not assign any of its rights, or delegate any of its duties or obligations under this Agreement without the prior written consent of Lender.

16.5 Entire Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms and the agreement among the parties with respect thereto, and cannot be amended, modified, changed or terminated except by a written instrument executed by the party or parties against whom enforcement thereof is sought.

16.6 Continuing Agreement. This Agreement shall be a continuing agreement in every respect until all the Obligations have been satisfied in their entirety.

16.7 Attorneys’ Fees. If any legal action or proceeding is brought by any party in order to enforce or construe a provision of this Agreement, the unsuccessful party in such action or proceeding, whether or not such action or proceeding is settled or prosecuted to final judgment, shall pay all of the attorneys’ fees and costs incurred by the prevailing party. If Pledgor shall become subject to any case or proceeding under the Bankruptcy Act as amended or recodified from time to time (the “Act”), Pledgor shall pay to Lender on demand all attorneys’ fees, costs and expenses which Lender may incur to obtain relief from any provision of the Act which delays or otherwise impairs Lender’s exercise of any right or remedy under this Agreement or the Note or to obtain adequate protection or assurance for any of Lender’s rights or Collateral.

16.8 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, no one of which need be executed by all or more than one of the parties hereto; and when this Agreement has been executed by all of the parties hereto, each of said counterparts shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

16.9 Notices. All notices, consents, and other communications hereunder shall be in writing and shall be deemed to have been received by a party hereto and to be effective on the day when delivered personally, seven days after mailing by first-class certified or registered mail, return receipt requested, one day after sending by email, or two business days after sending via globally recognized overnight delivery service, to a party at the address set forth below (or such other address as a party, may designate by notice to the others pursuant hereto):

To Lender:	SQ Investment Fund II, LLC
870 Orlando Road
San Marino, CA 91108
Email:
Attention: Anthony Tang

To Pledgor:	Mok Tsan San
Unit 2101, 21st Floor
MassMutual Tower
33 Lockhart Road
Wanchai, Hong Kong
Email:

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Stock Pledge Agreement as of the day and year first above written.

“PLEDGOR”

/s/ Mok Tsan San
Mok Tsan San

“LENDER SQ Investment Fund II, LLC

By:	/s/ Anthony Tang
Anthony Tang, Manager

SCHEDULE A

PLEDGED SHARES

Registered Owner	Certificate Number	Number of Shares
Mok Tsan San	648	696,056 shares of Common Stock of Ener-Core, Inc., a Delaware corporation

SCHEDULE A